Exhibit 21.1
List of Significant Subsidiaries of Copano Energy, L.L.C. (as of May 1, 2007)

Name	Jurisdiction of Formation
Copano Pipelines Group, L.L.C.	Delaware

Copano Houston Central, L.L.C.	Delaware

Copano Energy Finance Corporation	Delaware

Copano Energy/Rocky Mountains and Mid-Continent, L.L.C.	Delaware

ScissorTail Energy, LLC	Delaware

Cimmarron Gathering, LP	Texas

Copano Field Services/Copano Bay, L.P.	Texas

Copano Field Services/South Texas, L.P.	Texas

Copano Field Services/Agua Dulce, L.P.	Texas

Copano Field Services/Central Gulf Coast, L.P.	Texas

Copano Field Services/Karnes, L.P.	Texas

Copano Field Services/Upper Gulf Coast, L.P.	Texas

Copano Field Services/Live Oak, L.P.	Texas

Copano Pipelines/South Texas, L.P.	Texas

Copano Pipelines/Upper Gulf Coast, L.P.	Texas

Copano Pipelines/Hebbronville, L.P.	Texas

Copano Pipelines/Texas Gulf Coast, L.P.	Texas

Copano Energy Services/Upper Gulf Coast, L.P.	Texas

Copano Energy Services/Texas Gulf Coast, L.P.	Texas

Copano NGL Services, L.P.	Texas

Copano Processing, L.P.	Texas

Copano/Webb-Duval Pipeline, L.P.	Delaware

CPNO Services, L.P.	Texas

Copano Risk Management, L.P.	Texas